Exhibit 99.1

Millrose Properties Reports Strong Second Quarter 2025 Financial Results

Generated $797 Million in Net Cash Proceeds from Homesite Sales, including $768 Million from Lennar; Redeployed $718 Million in Land Acquisitions and Development Funding with Lennar.

Delivered on Strategy to Expand Homebuilder Relationships by Deploying $813 Million with Third-Party Customers at a Weighted Average Yield of 11.2%, reaching approximately $1.3 billion in Homesite Inventory and Other Related Assets and a $1.1 billion Invested Capital balance outside of the Lennar Master Program Agreement.

Closed portfolio transaction with New Home Company to facilitate public company acquisition, and closed $1 Billion Delayed Draw Term Loan Commitment to provide additional capital capacity.

MIAMI – July 31, 2025 - Millrose Properties, Inc. (NYSE: MRP, “Millrose” or the “Company”), the Homesite Option Purchase Platform for residential homebuilders, today announced its financial results for the second quarter ended June 30, 2025.

We have witnessed continued adoption of Millrose as a scaled capital solution for homebuilders and land developers during the quarter, " stated Darren Richman, Chief Executive Officer and President of Millrose. “Given our robust backlog, pipeline and expanding opportunity set, we are even more confident in our ability to scale Millrose while sustaining high returns. As a result, we are well positioned to achieve our stretch goal for full-year transaction funding guidance outside of the Lennar Master Program Agreement.”

Mr. Richman concluded, “We are further differentiating ourselves by facilitating large-scale, capital-efficient M&A within the homebuilding sector, as evidenced by the closing of the approximately $500 million land banking investment we provided New Home Company in connection with its successful acquisition of Landsea Homes Corporation this quarter, as well as the recently announced $3 billion land and construction financing facility provided to Taylor Morrison in support of its Yardly build-to-rent platform by an affiliate of our Manager, in which we expect the majority will be allocated to Millrose. These transactions underscore the growing demand for flexible solutions-based capital and highlight the value our platform can deliver to homebuilders and land developers as they seek to address today’s affordability and supply challenges.”

Second Quarter 2025 Financial Highlights

Millrose’s second quarter 2025 financial results underscore the efficacy of its business model, which generates cash from contractual monthly options payments with continuous capital redeployment, providing attractive recurring yields.

For the second quarter of 2025, Millrose reported:

•
Net income attributable to Millrose common shareholders of $112.8 million, or $0.68 per share, driven by $149.0 million in option fees and other related income
•
Adjusted Funds From Operations (AFFO), a non-GAAP measure, of $115.0 million, or $0.69 per share.
•
Annualized return on equity of 7.8%, an increase of 20bps compared to the prior quarter on a normalized basis

Total portfolio weighted average annualized yield was 8.9% as of quarter end, an increase of 20 basis points versus the first quarter of 2025, reflecting the addition of new homesite acquisitions outside of the Lennar Master Program Agreement and demonstrating the value Millrose delivers to third-party homebuilders through its unique permanent capital solution.

Dividend

Exhibit 99.1

On June 16, 2025, Millrose declared its first full quarterly dividend of $114.5 million, or $0.69 per share of Class A and Class B common stock. The dividend was paid on July 15, 2025, to shareholders of record as of July 3, 2025. Millrose distributes 100% of its earnings to shareholders.

Second Quarter of 2025 Portfolio Highlights

•
Lennar Master Program Agreement: With $6.6 billion of homesite inventory and other related assets and a $6.3 billion Invested Capital balance as of June 30, 2025, and a weighted average yield of 8.5%, the Lennar relationship continues to provide an important foundation for Millrose as it diversifies its platform. In the second quarter, Millrose received $768 million in net cash proceeds from homesite sales to Lennar and redeployed $718 million in new land acquisitions and development funding with Lennar. Weighted average option rate was 8.6% on new land acquisitions with Lennar pursuant to the terms of the Lennar Master Program Agreement.
•
Other Agreements: Millrose funded an additional $813 million under other agreements at a weighted average yield of 11.2%, resulting in $1.3 billion of homesite inventory and $1.1 billion in Invested Capital net of realized homesite sales as of June 30, 2025. This balance includes the acquisition of a diversified portfolio of homesites from Landsea Homes Corporation for approximately $500 million net of deposits, supporting The New Home Company’s successful acquisition of Landsea Homes Corporation, and corresponding execution of option agreements with New Home Company on the homesites. Millrose continued progress in expanding capital partnerships subsequent to June 30,, 2025, deploying an additional approximately $200 million outside of the Lennar Master Program Agreement as of July 31st.
•
Portfolio Composition: Millrose ended the quarter with approximately 129,000 homesites across 1,000 communities in 29 states as of June 30, 2025.

AFFO Guidance

•
Raising guidance for year-end Adjusted Funds from Operations (AFFO) quarterly run rate to a range of $0.70 to $0.73 per share1, as compared to prior earnings per share guidance, to account for higher transaction funding outside of the Lennar Master Program Agreement and provide additional transparency on the recurring distributable operating earnings of our business.

Liquidity & Capitalization Update

Millrose maintains a conservative leverage profile, significant asset base, and ample liquidity, supported by a capital structure that positions the Company for continued growth and capital efficiency.

1 The Company is unable to provide a reconciliation to the most directly comparable GAAP measure without unreasonable efforts due to the inherent difficulty in forecasting the timing of items that have not yet occurred, as well as quantifying certain amounts that are necessary for such reconciliation.

Exhibit 99.1

As of June 30, 2025, the Company reported total assets of approximately $8.0 billion and liquidity of $1.4 billion, including cash and availability under its revolving credit facility.

Total debt was $1.0 billion, with a Debt-to-Capitalization Ratio of approximately 15%. Millrose expects to adhere to a maximum debt to capitalization of 33% going forward.

During the second quarter, the Company closed its $1 billion delayed draw term loan from Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A., which, combined with its existing $1.3 billion revolving credit facility, demonstrates Millrose’s ability to effectively access capital markets to fuel its robust investment pace and execute on a growing range of opportunities.

Conference Call and Webcast Information

Millrose will host a conference call today, July 31 at 10:00 AM Eastern Time to discuss its second quarter 2025 results, recent developments, and outlook. The call webcast, as well as relevant earnings materials, will be available through the investor relations section of the Company’s website: ir.millroseproperties.com. A replay of the conference call will be available shortly after the broadcast.

About Millrose Properties, Inc.

Millrose purchases and develops residential land and sells finished homesites to homebuilders by way of option contracts with predetermined costs and takedown schedules. Millrose serves as a solution for homebuilders seeking to expand access to finished homesites while implementing an asset-light strategy. As fully developed homesites are sold by Millrose, capital is recycled into future land acquisitions for homebuilders, providing customers with durable access to community growth. For more information about Millrose Properties, please visit millroseproperties.com.

Forward-Looking Statements

Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1934, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about Millrose’s plans, strategies and objectives, future earnings, expected transactions and guidance, as well as statements about Millrose’s business (including Millrose Properties Holdings, LLC (“Millrose Holdings”) and any other subsidiaries of Millrose), Millrose’s future plans, strategies and objectives. You can generally identify forward-looking statements by the words “may”, “can”, “will”, “expect”, “intend”, “anticipate”, “estimate”, “believe”, “continue” or other similar words or negatives thereof. These statements include those relating to Millrose’s plans and objectives for future operations, including plans and objectives relating to future growth of our business and the Homesite Option Purchase Platform (“HOPP’R”); the availability of capital at any given time to finance the various endeavors, projects and acquisitions that are expected or planned for Millrose, as well as the availability of capital that needs to be reserved for specified uses (whether contractually or by law); expectations and assumptions around our ongoing relationship with Lennar, including expectations that Lennar will fully perform on all its obligations pursuant to its agreements with Millrose (and that there will be regular and timely exercises of its purchase options) and expectations that Lennar will provide us with ongoing transactions and refer other builders who may be interested in the HOPP’R to us as potential new customers; Lennar’s expected business, operations, and financial position; the possibility of providing the HOPP’R to future new customers, and the nature of any such future arrangements; the planned use, development and sales of the assets transferred to us in connection with the spin-off from Lennar; any expected acquisitions, uses, development and sales of future assets; expectations and assumptions around our relationship with our external manager, Kennedy Lewis Land and Residential Advisors LLC, an affiliate and wholly-owned subsidiary of Kennedy Lewis Investment Management LLC; our expected real estate investment trust (“REIT”) status and our subsidiary Millrose Holdings’ expected taxable REIT subsidiary status; our emerging growth company status; expectations around ownership limits of our common stock; and expectation and assumptions around our sources of revenue, expected income, ability to secure financing or incur indebtedness, as well as other forward-looking statements, are all based on currently known or available information, which may not be indicative of future results (particularly as we are a recently-formed company and

Exhibit 99.1

have had limited historical operations as a standalone company), as well as assumptions that involve judgments with respect to, among other things, competitive and market conditions and future business decisions, all of which are difficult or impossible to accurately predict and many of which are beyond our control, and expectations that involve numerous risks and uncertainties. All forward-looking statements included in this release are qualified in their entirety by, and should be read in the context of, the risk factors and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov.

Media

Ben Spicehandler / Stephen Pettibone
FGS Global
MillroseProperties@fgsglobal.com

Non-GAAP Financial Measures

Invested capital is a non-GAAP financial measure that represents the balance on which monthly cash option fees are paid by counterparties. Invested capital includes certain components of our unaudited condensed consolidated financial statements related to (i) homesite inventory and other related assets and (ii) liabilities. Management uses invested capital as a measure of the capital deployed and believes that the figure is useful to investors because it serves as the basis for generating option fees and other related income.

AFFO means the adjusted funds from operations, which are calculated as the net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate depreciation, adjusted to eliminate the impact of non-recurring items that are not reflective of ongoing operations and certain non-cash items that reduce or increase net income (loss) in accordance with GAAP, and also adjusted for income tax expense (other than income tax expenses of our TRS) that will not be incurred following our election and qualification to be subject to tax as a REIT for U.S. federal income tax purposes. We believe that AFFO is useful to investors because it is a widely accepted industry measure used by analysts and investors to compare the operating performance of REITs.

Adjusted EBITDA means net income excluding income tax expense or benefit, interest expense, other income or expense, depreciation, amortization, and transaction costs. We believe that Adjusted EBITDA is useful to investors as a supplemental measure in evaluating the Company’s balance sheet leverage.

Millrose Properties, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands, except share amounts)

Exhibit 99.1

	June 30,	December 31,
	2025	2024
Assets
Inventories
Homesite inventory and other related assets	$7,845,178	$-
Land and land under development	-	2,978,807
Finished homesites	-	2,486,483
Total inventories	7,845,178	5,465,290
Cash	66,575	-
Option fee receivables	46,635	-
Other assets	15,258	-
Total assets	7,973,646	5,465,290
Liabilities and stockholders' equity
Accounts payable and accrued expenses	-	282,730
Builder deposits	799,562	-
Debt obligations, net	1,011,162	24,188
Development guarantee holdback liability	100,000	-
Deferred tax liabilities	56,913	-
Other liabilities	131,760	-
Total liabilities	2,099,397	306,918
Commitments and contingencies (See Note 8)
Stockholders' equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 0 shares issued at June 30, 2025	-	-
Class A common stock, $0.01 par value, 275,000,000 shares authorized, 154,183,686 shares issued at June 30, 2025	1,542	-
Class B common stock, $0.01 par value, 175,000,000 shares authorized, 11,819,811 shares issued at June 30, 2025	118	-
Predecessor equity	-	5,158,372
Additional paid-in capital	5,872,687	-
Retained earnings	(98)	-
Total stockholders' equity	5,874,249	5,158,372
Total liabilities and stockholders' equity	$7,973,646	$5,465,290

Exhibit 99.1

Millrose Properties, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share amounts)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Option fee revenues and other related income	$149,002	$-	$231,700	$-
Operating expenses:
Management fee expense	21,960	-	34,064	-
Stock-based compensation expense	181	-	181	-
Sales, general, and administrative expenses from pre-spin periods	-	59,761	24,960	116,748
Total operating expenses	22,141	59,761	59,205	116,748
Income (loss) from operations	126,861	(59,761)	172,495	(116,748)
Other income (expense):
Interest income	1,818	-	2,906	-
Interest expense	(10,285)	-	(12,821)	-
Other expenses	(866)	-	(866)	-
Total other income (expense)	(9,333)	-	(10,781)	-
Net income (loss) before income taxes	117,528	(59,761)	161,714	(116,748)
Income tax expense	4,768	-	9,148	-
Net income (loss)	$112,760	$(59,761)	$152,566	$(116,748)
Adjustment for expenses from pre-spin periods	-	-	24,960	-
Net income attributable to Millrose Properties, Inc. Common shareholders	$112,760	$(59,761)	$177,526	$(116,748)
Basic earnings per share of Class A and Class B Common Stock	$0.68	$-	$1.07	$-
Diluted earnings per share of Class A and Class B Common Stock	$0.68	$-	$1.07	$-
Basic weighted average common shares outstanding of Class A and Class B Common Stock (1)	166,003,497		166,003,497
Diluted weighted average common shares (2)	166,031,175	-	166,020,988	-

(1) Basic weighted average common shares for the three and six months ended June 30, 2025 represent the common shares issued at the Spin-Off, which are the common shares outstanding as of June 30, 2025. No publicly-listed shares were outstanding as of June 30, 2024.

(2) Diluted weighted shares for the three and six months ended June 30, 2025 include 28,300 restricted stock unit (“RSUs”) granted in the aggregate to each member of tbe Board under the 2024 Incentive Plan on April 3, 2025. The RSUs were unvested as of June 30, 2025.

Exhibit 99.1

A reconciliation of Invested Capital to homesite inventory and other related assets, the most directly comparable GAAP measure, for the three months ended June 30, 2025 is as follows:

	Three months ended June 30, 2025
(in thousands)	Master Program Agreement	Other Agreements	Total
Invested Capital Reconciliation of GAAP to Non-GAAP
GAAP reported homesite inventory and other related assets as of June 30, 2025	$6,591,299	$1,253,879	$7,845,178
Adjustments:
Remove: Net deferred tax assets and deferred tax liabilities from homesite inventories	(56,824)	-	(56,824)
Remove: Earnest deposits from homesite inventories	7,560	-	7,560
Add: Development holdback liability	(100,000)	-	(100,000)
Add: Builder deposit liabilities	(167,278)	(119,863)	(287,141)
Total Invested Capital as of June 30, 2025	$6,274,757	$1,134,016	$7,408,773
Invested Capital
Invested Capital as of March 31, 2025 (1)	$6,363,269	$349,637	$6,712,906
Takedown Proceeds (2)	(806,351)	(28,218)	(834,569)
Land Acquisition and Development Funding (3)	717,839	812,597	1,530,436
Invested Capital as of June 30, 2025	$6,274,757	$1,134,016	$7,408,773
Weighted Average Yield as of June 30, 2025 (4)	8.5%	11.4%	8.9%
Implied Quarterly Income Run Rate as of June 30, 2025 (5)	$133,130	$32,333	$165,295

(1) Includes (a) Homesite inventory contributed by Lennar at Spin-Off and acquired from Rausch, less option earning deposits and other holdbacks, and (b) takdeown and land acquisition and development funding activity during the first quarter 2025.

(2) Reduction in investment balance from homesite sales pursuant to option agreements associated with the applicable category shown; takedowns are net of deposit credits adjusted for non-option earning deposits.

(3) Includes land acquisitions during the second quarter 2025, net of option earning deposits.

(4) Based on average of option rate and/or loan interest rate weighted by investment balance, assumes three-month SOFR rate as of March 27, 2025.

(5) Calculated by taking invested capital balance at end of period multiplied by average yield as of quarter end, adjusted for the number of days in the 2nd quarter.

Exhibit 99.1

A reconciliation of Adjusted Funds From Operations to Net Income attributable to Millrose common shareholders, the most directly comparable GAAP measure, for the three months ended June 30, 2025 is as follows:

Three months
(in thousands)	ended June 30, 2025
Net income attributable to Millrose Properties, Inc. Common shareholders	$112,760
Adjustments:
Add: Amortization of deferred financing costs for Credit Agreements (1)	1,520
Add: Rating agency expenses (2)	567
Add: Stock-based compensation expense (3)	181
Total adjustments	2,268
AFFO attributable to Millrose Properties, Inc. Common shareholders	$115,028
AFFO basic earnings per share of Class A and Class B Common Stock	$0.69
AFFO diluted earnings per share of Class A and Class B Common Stock	$0.69

Reconciliation of GAAP earnings per share to AFFO per share
GAAP reported basic earnings per share of Class A and Class B Common Stock - GAAP reported	$0.68
Adjustments:
Add: Amortization of deferred financing costs for Credit Agreements (1)	0.01
Add: Rating agency expenses (2)	0.00
Add: Stock-based compensation (3)	0.00
AFFO basic earnings per share of Class A and Class B Common Stock	$0.69

GAAP reported diluted earnings per share of Class A and Class B Common Stock	0.68
Adjustments:
Add: Amortization of deferred financing costs for Credit Agreements (1)	0.01
Add: Rating agency expenses (2)	0.00
Add: Stock-based compensation (3)	0.00
AFFO diluted earnings per share of Class A and Class B Common Stock	$0.69

Basic weighted average common shares outstanding of Class A and Class B Common Stock	166,003,497
Diluted weighted average common shares	166,031,175

(1) Reflected in Interest expense in the condensed consolidated statements of operations. See Note 7.Debt Obligations.

(2) Reflected in Other expenses in the condensed consolidated statements of operations. See Note 2.Basis of Presentation and Significant Accounting Policies, Other income (expenses).

(3) RSUs granted to each member of the Board under 2024 Incentive Plan. See Note 11.Stock-Based Compensation.

Exhibit 99.1

A reconciliation of Adjusted EBITDA to Net Income, the most directly comparable GAAP measure, for the three months ended June 30, 2025 is as follows:

(in thousands)	Three months ended June 30, 2025
Reconciliation of Adjusted EBITDA to Net Income
Net income attributable to Millrose Properties, Inc. Common Shareholders	$ 112,760
(+) Income tax expense	4,768
(+) Interest expense	10,285
(+) Other expenses(1)	866
Adjusted EBITDA	$ 128,679
Second Quarter Adjusted EBITDA Annualized	$ 516,130

(1) Primarily includes rating agency fees